                                                                      Exhibit 24

                               POWER OF ATTORNEY

      The undersigned individual (the "Reporting Person") hereby constitutes and appoints each of Arthur Fratamico and Richard Morris, signing singly, with full power of substitution, as the Reporting Person's true and lawful attorney in fact to:

      (1)   prepare, execute in the Reporting Person's name and on the Reporting
Person's behalf, and submit to the U.S. Securities and Exchange Commission (the
"SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Reporting
Person to make electronic filings with the SEC of Reports required by Section
16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the
SEC;

      (2)   prepare and file on behalf of such Reporting Person any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4 and Form 5)
that such Reporting Person may be required to file with the SEC pursuant to the
Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as amended
(together with the implementing regulations thereto, the "Exchange Act")
(collectively, the "Reports") with respect to the Reporting Person's ownership of, or transactions in, the securities of Vitae Pharmaceuticals, Inc. (the
"Company"), (whether directly or indirectly owned) by such Reporting Person;

      (3)   do and perform any and all acts for and on behalf of the Reporting
Person which may be necessary or desirable to complete and execute any such
Reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

      (4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney in fact on behalf of the
Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

       The Reporting Person hereby grants to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting
Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the Reporting Person, is not assuming any of the Reporting Person's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

      This Power of Attorney with respect to the Reporting Person shall remain in full force and effect until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Company, unless earlier revoked in a signed writing delivered to the foregoing attorney in fact.

      IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 22nd day of September, 2014.

                           /s/ Charles A Rowland, Jr.
                          --------------------------------
                          Charles A. Rowland, Jr.